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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                 ENVIROGEN TO BE ACQUIRED BY SHAW ENVIRONMENTAL

LAWRENCEVILLE, N.J. (January 31, 2003): Envirogen, Inc. (NASDAQ:ENVG) announced that it has entered into a merger agreement under which Shaw Environmental & Infrastructure, Inc. ("Shaw Environmental") will acquire Envirogen. Shaw Environmental is a leader in the environmental, infrastructure and homeland defense markets providing consulting, engineering, construction, remediation and facilities management services to governmental and commercial customers.

Under the terms of the agreement, Shaw Environmental will acquire all of Envirogen's outstanding common stock for $0.90 per share, or approximately $3.63 million. Envirogen's board of directors has unanimously approved the transaction and recommended that its stockholders vote in favor of the merger. The transaction is expected to close in March 2003, subject to stockholder approval and other customary closing conditions. Certain directors, executive officers and other stockholders of Envirogen, who collectively own in excess of 33% of Envirogen's outstanding shares, have agreed to vote in favor of the proposed transaction.

"As part of Shaw Environmental, Envirogen will be better able to serve its existing customers and have access to a far greater number of potential customers," said Robert S. Hillas, President and CEO of Envirogen. "Envirogen looks forward to being an integral part of the industry leading environmental system and service provider which Shaw Environmental has created in rapid fashion."

Envirogen intends to file with the SEC and mail to its stockholders a proxy statement containing information about the merger. Investors and stockholders are urged to read the proxy statement carefully when it is available. The proxy statement will contain important information about the merger, the companies, the interests of certain parties in the merger and related matters. Investors and stockholders will be able to obtain free copies of these documents through the web site maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement also may be obtained from Envirogen by accessing its web site at http://www.envirogen.com or by directing a request by mail or telephone to Envirogen as indicated below.

In addition to the proxy statement, Envirogen files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Envirogen at the SEC public reference room at 450 Fifth Street,

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N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Envirogen's filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


Envirogen is a broad-based environmental systems and services company providing its customers with the maximum benefit per dollar spent for environmental protection. Through the application of its industry leading technologies, Envirogen provides cost-effective means to remove pollution from the air, water and soil.

Statements made in this press release related to the transaction are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Additional economic, competitive, governmental, technological, marketing and other factors identified in Envirogen's filings with the Securities and Exchange Commission could affect such results.

         For additional information, contact:

         Mark J. Maten                                 Envirogen, Inc.
         Vice President Finance and CFO                Princeton Research Center
         Tel: (609) 936-9300                           4100 Quakerbridge Road
         maten@envirogen.com                           Lawrenceville NJ 08648